UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2011

CARIBOU COFFEE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-51535	41-1731219
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Lakebreeze Avenue, North, Brooklyn Center, MN	55429
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 763-592-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Caribou Coffee Company, Inc. (the “Company”) maintains a sale leaseback arrangement with Arabica Funding, Inc. (“Arabica”), a third party finance company, pursuant to a Lease and License Financing and Purchase Option Agreement (the “Lease Agreement”) by and among the Company and Arabica, whereby from time to time the Company sells equipment to Arabica, and immediately following the sale, it leases back all of the equipment it sold to Arabica. Arabica then funds its obligations under the Lease Agreement through a Credit Agreement (the “Credit Agreement”) by and among Arabica, the banks and other financial institutions or entities from time to time parties thereto (collectively, the “Lenders”) and Wells Fargo Bank, N.A., as administrative agent. The terms of the Credit Agreement are economically equivalent to the Lease Agreement such that the amount of rent payments and unpaid acquisition costs under the Lease Agreement are at all times equal to the interest and principal under the Credit Agreement.

On September 19, 2011, the Company and Arabica entered into an amendment (the “Lease Amendment”) to the Lease Agreement to amend the expiration date to October 31, 2011.

On September 19, 2011, Arabica and the Lenders also entered into an amendment (the “Credit Agreement Amendment”) to the Credit Agreement to amend the expiration date to October 31, 2011.

Copies of the Lease Amendment and the Credit Amendment are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Lease Amendment and the Credit Amendment.

[Item 8.01.	Other Events.

The Company has received a commitment letter from U.S. Bank National Association (“U.S. Bank”) to provide the Company with a five year revolving credit facility up to a maximum principal amount of $25 million. The commitment is subject to customary conditions including the negotiation and execution of customary loan documents. The Company intends to enter into definitive loan documents with U.S. Bank, but there can be no assurance that the Company will proceed with the transaction or that definitive loan documents can be negotiated.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Lease and Licensing Financing and Purchase Option Agreement, dated as of September 19, 2011, by and among Arabica Funding, Inc. and Caribou Coffee Company, Inc.

10.2	Third Amendment to Credit Agreement, dated as of September 19, 2011, by and among Arabica Funding, Inc., the banks and other financial institutions or entities party thereto and Wells Fargo Bank, N.A., as administrative agent.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, hereunto duly authorized.

Date: September 19, 2011

CARIBOU COFFEE COMPANY, INC.

By:	/s/ Tim Hennessy
Timothy J. Hennessy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Lease and Licensing Financing and Purchase Option Agreement, dated as of September 19, 2011, by and among Arabica Funding, Inc. and Caribou Coffee Company, Inc.

10.2	Third Amendment to Credit Agreement, dated as of September 19, 2011, by and among Arabica Funding, Inc., the banks and other financial institutions or entities party thereto and Wells Fargo Bank, N.A., as administrative agent.